Exhibit 3.2

CERTIFICATE OF FOURTH AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

OBALON THERAPEUTICS, INC.

Obalon Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

A. The name of this corporation is Obalon Therapeutics, Inc. and the date on which the Restated Certificate of Incorporation of this corporation was originally filed with the Secretary of State of the State of Delaware was October 12, 2016 (the “Restated Certificate of Incorporation”).

B. The date on which the first amendment to the Restated Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware was June 14, 2018.

C. The date on which the second amendment to the Restated Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware was July 24, 2019.

D. The date on which the third amendment to the Restated Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware was June 15, 2021.

E. The Board of Directors of the Corporation has duly adopted resolutions proposing and declaring advisable that the Restated Certificate of Incorporation be further amended as set forth herein.

F. This certificate of fourth amendment (the “Certificate of Fourth Amendment”) to the Restated Certificate of Incorporation herein certified was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

G. This Certificate of Fourth Amendment to the Restated Certificate of Incorporation shall be effective at 4:03 p.m. Eastern Daylight Time on June 15, 2021.

H. The Restated Certificate of Incorporation is hereby further amended to amend and restate ARTICLE I in the form below:

“The name of the corporation is ReShape Lifesciences Inc. (the “Corporation”).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Obalon Therapeutics, Inc. has caused this Certificate of Fourth Amendment to be executed by its duly authorized officer on this 15th day of June, 2021.

OBALON THERAPEUTICS, INC.

By:	/s/ Andrew Rasdal

Name:	Andrew Rasdal

Title:	President and Chief Executive Officer

[Signature Page to Fourth Amendment to Charter]